Exhibit 3.100

SUCCESS ACQUISITION CORPORATION

BYLAWS

Adopted as of March 31, 2003

Corporate Bylaws

Article 1. Definitions		1
1.01	Code	1
1.02	Record Date	1
1.03	Voting Group	1
1.04	Corporation	1

Article II. Offices and Agents		1
2.01	Registered Office and Agent	1
2.02	Other Offices	1

Article III. Meetings of the Shareholders		2
3.01	Annual Meetings	2
3.02	Special Meetings	2
3.03	Quorum	2
3.04	Adjournment and Reconvention	2
3.05	Presiding Officer	3
3.06	Vote Required for Action	3
3.07	Shares Held by Another Corporation	3
3.08	Method of Voting Shares	3
3.09	Proxies	4
3.10	Action Without a Meeting	4
3.11	Notice	4

Article IV. Board of Directors		5
4.01	Powers	5
4.02	Number	5
4.03	Election	5
4.04	Term of Office	5
4.05	Removal	5
4.06	Vacancies	6
4.07	Committees	6
4.08	Compensation	6

Article V. Meetings of the Board of Directors		6
5.01	Regular Meetings	6
5.02	Special Meetings	7
5.03	Quorums	7
5.04	Adjournments	7
5.05	Action Without a Meeting	7

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5.06	Meetings by Telephone	7
5.07	Place of Meetings	8
5.08	Notice of Meetings	8
5.09	Vote Required for Action	8

Article VI. Shareholder and Director Notices		9
6.01	Delivery of Notice	9
6.02	When Effective	9
6.03	Waiver	9
6.04	Notice Following Adjournment	10

Article VII. Officers		10
7.01	Number	10
7.02	Board Chairman	10
7.03	President	11
7.04	Vice President	11
7.05	Secretary	11
7.06	Treasurer	11
7.07	Appointment, Term, and Removal	12
7.08	Compensation	12
7.09	Bonds	12

Article VIII. Indemnification		12
8.01	Definitions	12
8.02	Indemnification of Directors and Officers	12
8.03	Other Employees or Agents of the Corporation	13
8.04	Non-Exclusive Provision	13
8.05	Insurance	13
8.06	Witness Fees	14
8.07	Report to Shareholders	14
8.08	Effect of Amendments	14

Article IX. Stock Certificates		14
9.01	Authorization and Issuance	14
9.02	Form	15
9.03	Registered Shareholders	15
9.04	Transfer of Shares	15
9.05	Record Date	15
9.06	Lost, Stolen, or Destroyed Certificates	16

Article X. Miscellaneous		16
10.01	Fiscal Year	16
10.02	Corporate Seal	16
10.03	Corporate Records	16
10.04	Annual Financial Statements	16

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10.05	Contracts	17
10.06	Checks and Other Instruments	17
10.07	Amendments	17
10.08	Conflict with Articles of Incorporation or Law; Severability	17

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Article I. Definitions

1.01 Code

The Code means the applicable titles, parts, chapters, sections, and other divisions of the Indiana Business Corporation Law, Indiana Code § 23-1-17-1 et seq., governing the formation and operation of corporations in the State of Indiana.

1.02 Record Date

Record Date means the date established under the Code on which the Corporation determines the identity of its shareholders and their shareholdings. Such determination shall be made as of the close of business on the Record Date unless another time for doing so is specified when the Record Date is fixed.

1.03 Voting Group

Voting Group means all shares of one or more classes or series that under the articles of incorporation or the Code are entitled to vote and be counted together collectively on a matter at a meeting of the shareholders. All shares entitled by the articles of incorporation or the Code to vote generally on the matter are for that purpose a single Voting Group.

1.04 Corporation

Corporation means Success Acquisition Corporation, and includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

Article II. Offices and Agents

2.01 Registered Office and Agent

The Corporation shall maintain a registered office and have a registered agent, whose business office address is identical to that of the registered office, in the State of Indiana and in each state in which the Corporation is qualified to do business.

2.02 Other Offices

In addition to its registered office, the Corporation may have offices at any other place or places, within or without the State of Indiana, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable.

Article III. Meetings of the Shareholders

3.01 Annual Meetings

An annual meeting of the shareholders shall be held for the election of directors at such date, time, and place, either within or without the State of Indiana, as may be designated by resolution of the Board of Directors from time to time. Such resolution shall designate the date, time, and place of the meeting. Any other proper business may be transacted at the annual meeting. If an annual meeting is not held as provided in this Section 3.01, any business, including the election of directors, that might properly have been acted upon at that meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these bylaws or held pursuant to a court order.

3.02 Special Meetings

Special meetings of the shareholders may be called for any purpose or purposes at any time by the Board of Directors, or by the President of the Corporation, or by a Committee of the Board of Directors that has been duly designated and authorized by resolution of the Board of Directors to call such meetings. In addition, the Board of Directors shall call such a meeting upon the written request of shareholders holding at least twenty percent (20%) of all the votes entitled to be cast on the issue or issues proposed to be considered at the requested special meeting.

3.03 Quorum

With respect to shares entitled to vote as a separate Voting Group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the Voting Group shall constitute a quorum of that Voting Group for action on that matter unless the articles of incorporation or the Code provide otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new Record Date is or must be set for the adjourned meeting pursuant to Section 1.02, governing the fixing of the Record Date with regard to shareholder action.

3.04 Adjournment and Reconvention

Whether or not a quorum is present to organize a meeting, any meeting of shareholders may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than

120 days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new Record Date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned.

3.05 Presiding Officer

The President shall serve as the Presiding Officer of every meeting of shareholders unless another person is elected by the shareholders to serve as Presiding Officer at the meeting. The Presiding Officer shall appoint any persons he deems required to assist with the meeting.

3.06 Vote Required for Action

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, provisions of these bylaws validly adopted by the shareholders, or the Code requires a greater number of affirmative votes. If the articles of incorporation or the Code provide for voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each of those Voting Groups counted separately. Action may be taken by one Voting Group on a matter even though no action is taken by another Voting Group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the articles of incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

3.07 Shares Held by Another Corporation

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such a provision, as the board of directors of such other corporation may determine.

3.08 Method of Voting Shares

Unless the articles of incorporation or the Code provide otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if the ballot be cast by proxy, it shall also state the name of the proxy.

3.09 Proxies

A shareholder entitled to vote on a matter may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the meeting’s presiding officer. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of proxy submitted for examination. Reference in the minutes of the meeting by the secretary or, if appointed, the proxy officer or committee, as to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

3.10 Action Without a Meeting

Any action required or permitted to be taken at a meeting of the shareholders, may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action without a meeting must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the records of the Corporation. The Corporation shall give written notice of actions so taken.

3.11 Notice

Unless waived as contemplated in these bylaws, a notice of each meeting of shareholders, stating the date, time, and place of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the articles of incorporation or the Code require otherwise. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

Article IV, Board of Directors

4.01 Powers

All corporate powers, which are lawful and do not violate any legal agreement among shareholders and which are not prohibited by the articles of incorporation or these bylaws, shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under, the direction of the Board of Directors. The Board of Directors may, by resolution, vote any shares of stock owned by the Corporation. Also, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Code.

4.02 Number

The number and composition of the Corporation’s Board of Directors shall initially be that which is specified in the articles of incorporation. If the articles of incorporation do not specify the number and composition of the Board of Directors, then the Board of Directors shall consist of one member, the President of the Corporation. Thereafter, the number and composition of the Board of Directors may be changed from time to time by an action of the shareholders.

4.03 Election

Except as provided for in Section 4.06, addressing vacancies in the Board of Directors, the directors shall be elected by a vote of the shareholders at each annual meeting of shareholders or special meeting in lieu of the annual meeting.

4.04 Term of Office

Except in the case of death, written resignation, retirement, disqualification, or removal, each director shall serve until the next succeeding annual meeting or special meeting in lieu of an annual meeting and thereafter until his successor is elected and qualifies or until the number of directors is decreased.

4.05 Removal

One or more directors may be removed from office with or without cause by the shareholders by a majority of the votes entitled to be cast. If the director was elected by a Voting Group, only the shareholders of that Voting Group may participate in the vote to remove him. Removal action may be taken at any meeting of shareholders with respect to which the notice stated that the purpose, or one of the purposes, of the meeting is removal of the director, and a removed director’s successor may be elected at the same meeting.

4.06 Vacancies

A vacancy occurring in the Board of Directors, other than by reason of an increase in the number of directors, shall be filled for the unexpired term by the first to take action of (a) the shareholders or (b) the Board of Directors, and if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a Voting Group, only the holders of shares of that Voting Group or the remaining directors elected by that Voting Group are entitled to vote to fill the vacancy. A vacancy occurring in the Board of Directors by reason of an increase in the number of directors shall be filled in like manner as any other vacancy, but, if filled by action of the Board of Directors, shall only be for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of a successor.

4.07 Committees

The Board of Directors, by resolution, may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Code, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of these bylaws as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors. All decisions and actions of any committee created by these bylaws or resulting from the authority granted by these bylaws, shall be subject to the discretionary review and approval of the Board of Directors.

4.08 Compensation

Unless the articles of incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

Article V. Meetings of the Board of Directors

5.01 Regular Meetings

Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or a special meeting in lieu of the annual meeting. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

5.02 Special Meetings

Special meetings of the Board of Directors may be called by or at the request of the President of the Corporation, by the sole director of the Board of Directors or, if the Board consists of more than one director, by any two directors in office at that time.

5.03 Quorums

Unless a greater number is required by the articles of incorporation, these bylaws, or the Code, a quorum of the Board of Directors consists of a majority of the total number of directors.

5.04 Adjournments

Whether or not a quorum is present to organize a meeting, any meeting of directors (including an adjourned meeting) may be adjourned by a majority of the directors present to reconvene at a specific time and place. At any reconvened meeting, any business may be transacted that could have been transacted at the meeting that was adjourned. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

5.05 Action Without a Meeting

Unless the Code, the articles of incorporation, or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors, or any action that may be taken at a meeting of an authorized committee of the Board of Directors, may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee, as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the records of the Corporation.

5.06 Meetings by Telephone

Any or all directors may participate in a meeting of the Board of Directors, and members of an authorized committee of the Board of Directors may participate in a meeting of the committee (as the case may be), through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

5.07 Place of Meetings

Directors may hold their meetings at any place within or without the State of Indiana, as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

5.08 Notice of Meetings

No notice shall be required for any regularly scheduled meeting of the directors. Unless waived as contemplated in these bylaws, each director shall be given at least five day’s notice of each special meeting stating the date, time, and place of the meeting. It is not required that the purpose of a directors’ meeting be stated in any notice of such a meeting, whether the meeting is a regular or a special meeting.

5.09 Vote Required for Action

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the articles of incorporation, or these bylaws require the vote of a greater number of directors.

A director who is present at a meeting of the Board of Directors, or an authorized committee of the Board of Directors, when corporate action is taken is deemed to have assented to the action taken unless:

(i)	he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or to transacting business at the meeting,

(ii)	his dissent or abstention from the action taken is entered in the minutes of the meeting, or

(iii)	he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Article VI. Shareholder and Director Notices

6.1 Delivery of Notice

Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given in accordance with this Section 6.1. Notice under these bylaws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.

6.2 When Effective

Except as otherwise provided in this Section 6.2, written notice, if in a comprehensible form, is effective at the earliest of the following:

(i)	when received or when delivered, properly addressed, to the addressee’s last known principal place of business or residence;

(ii)	five days after deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or

(iii)	on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated if communicated in a comprehensible manner.

In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

6.3 Waiver

A shareholder or director may waive any notice before or after the date and time stated in the notice. Except as provided in this Section 6.3, the waiver must be in writing, be signed by the shareholder or director entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the records of the Corporation.

A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Unless required by the Code, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

6.4 Notice Following Adjournment

If notice of an adjourned meeting of the shareholders or of the directors was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date of shares is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

Article VII. Officers

7.01 Number

The officers of the Corporation shall consist of a Board Chairman, a President, a Secretary, a Treasurer, and any other officers as may be appointed by the Board of Directors or by another duly appointed officer pursuant to these bylaws. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person.

7.02 Board Chairman

The Board Chairman shall preside at all meetings of the Board of Directors and shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation; to endorse, when sold, assigned, transferred, or otherwise disposed of by the Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government agency thereof, and owned or held by the Corporation, and to make, execute, and deliver all instruments or assignments of transfer of any such stocks, bonds, or other securities. The Board Chairman may, with the approval of the Board of Directors, or shall, at the direction of the Board of Directors, delegate any or all of such duties to the President.

7.03 President

The President shall be the Chief Executive Officer of the Corporation and shall have general supervision of the business of the Corporation. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated by the Board of Directors. In the absence of the Board Chairman, the President shall have authority to do any and all things delegated to the Board Chairman.

7.04 Vice President

In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

7.05 Secretary

The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of the shareholders, the Board of Directors, and any Committees thereof. The Secretary shall have authority to give all notices required by the Code or these bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his or her signature. The Secretary shall authenticate records of the Corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign. In the absence or disability of the Secretary or at the direction of the President, any assistant secretary may perform the duties and exercise the powers of the Secretary.

7.06 Treasurer

The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

7.07 Appointment, Term, and Removal

All officers shall be appointed by the Board of Directors or by a duly appointed officer pursuant to these bylaws and shall serve at the pleasure of the Board of Directors or the appointing officers, as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors, and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

7.08 Compensation

The compensation of all officers of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

7.09 Bonds

The Board of Directors may, by resolution, require any or all of the officers, agents, or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.

Article VIII. Indemnification

8.01 Definitions

Terms defined in Chapter 37 of the Indiana Business Corporation Law (Ind. Code §§ 23-1-37-1, et seq.) which are used in this Article 8 shall have the same definitions for purposes of this Article 8 as they have in such chapter of the Indiana Business Corporation Law.

8.02 Indemnification of Directors and Officers

The Corporation shall indemnify any person made or threatened to be made a party to any action, suit, or proceeding, whether civil or criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she, his or her testator, or his or her intestate is or was a director or officer of the Corporation or of any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, which he or she served as such at the request of the Corporation (any such person made or threatened to be made such a party is hereinafter termed a “Qualifying Person”), against liability and the reasonable expenses, including attorneys’ fees, actually incurred by him or her in connection with such action, suit, or proceeding, or in connection with any appeal therein, if: (i) his or her conduct was in good faith; (ii) he or she reasonably believed (a) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the Corporation’s best interests, and (b) in all other cases, that his or her conduct was at least not opposed to the Corporation’s best interests; and (iii) in the case of any criminal proceeding, he or she (a) had reasonable cause to believe his or her conduct was lawful, or (b) had no reasonable cause to believe his or her conduct was unlawful.

The Corporation shall pay for or reimburse the reasonable expenses incurred by a Qualifying Person in advance of final disposition of any such action, suit, or proceeding if the following occur: (i) the Qualifying Person furnishes to the Corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification described in this Section 8.02 (the “Standard”); (ii) he or she furnishes the Corporation a written undertaking executed by him or her to repay any such advance if it is ultimately determined that he or she did not meet the Standard; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section 8.02.

8.03 Other Employees or Agents of the Corporation

The Corporation may, in the discretion of the Board of Directors, fully or partially provide the same rights of indemnification and reimbursement as hereinabove provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity whether or not for profit.

8.04 Non-Exclusive Provision

The indemnification authorized under this Article VIII is in addition to all rights to indemnification granted by Chapter 37 of the Indiana Business Corporation Law (Ind. Code §§ 23-1-37-1, et seq.) and in no way limits the indemnification provisions of such Chapter.

8.05 Insurance

The Corporation may purchase and maintain insurance on behalf of an individual

(i)	who is a director, officer, employee, or agent of the Corporation, or

(ii)	who, while a director, officer, employee, or agent of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under these bylaws or the Code.

8.06 Witness Fees

Nothing in these bylaws shall limit the Corporation’s power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

8.07 Report to Shareholders

To the extent and in the manner required by the Code from time to time, if the Corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance to the shareholders.

8.08 Effect of Amendments

No amendment, modification, or rescission of these bylaws, or any provision of the bylaws, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

Article IX. Stock Certificates

9.01 Authorization and Issuance

In accordance with the Code, the Board of Directors may authorize shares of any class or series provided for in the Corporation’s Articles of Incorporation to be issued for any consideration valid under the provisions of the Code. To the extent provided in the Articles of Incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

9.02 Form

The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the Corporation, that it is organized under the laws of the State of Indiana, the name of the shareholder, the number and class of shares, and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the President, a Vice President, the Secretary, or the Treasurer. The corporate seal need not be affixed.

9.03 Registered Shareholders

Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

9.04 Transfer of Shares

Transfers of shares shall be made upon the transfer books of the Corporation, kept at the principle office of the Corporation (or at the office of the transfer agent designated to transfer the shares, if any) only upon direction of the person named in the certificate, or by his or her attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of the bylaw governing lost, stolen, or destroyed certificates shall have been met.

9.05 Record Date

For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the Record Date, which date shall be not more than seventy (70) days prior to the date on which the particular action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new Record Date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no Record Date is fixed by the Board of Directors, the Record Date shall be determined in accordance with the provisions of the Code.

For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation’s shares) or a share dividend, the Board of Directors may fix a date as the Record Date. If no Record Date is fixed by the Board of Directors, the Record Date shall be determined in accordance with the provisions of the Code.

9.06 Lost, Stolen, or Destroyed Certificates

Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

Article X. Miscellaneous

10.01 Fiscal Year

The fiscal year of the Corporation shall be a twelve-month period, beginning January 1 and ending on December 31 each year, unless the Board of Directors, by resolution, fixes the fiscal year as another time period.

10.02 Corporate Seal

If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine.

10.03 Corporate Records

The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be opened to the inspection of the shareholders, except those as may by law specifically be made open to inspection. The Board of Directors shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books, and records which by law or by determination of the Board of Directors shall be open to inspection.

10.04 Annual Financial Statements

In accordance with the Code, the Corporation shall prepare and provide to the shareholders such financial statements as may be required by the Code.

10.05 Contracts

The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to a specific instance; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable pecuniarily for any purposes or to any amount. However, all contracts and agreements into which the Corporation enters in the ordinary course of business operations may be executed by any officer of the Corporation or by any other employee of the Corporation designated by the President to execute such contracts and agreements. Notwithstanding any other provision of these bylaws, however, the President is hereby given authority to execute all written documents or instruments on behalf of the Corporation.

10.06 Checks and Other Instruments

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money shall, unless otherwise directed by the Board of Directors or required by law, be signed by either the President or the Secretary. The Board of Directors may, however, designate one or more officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, execute drafts, checks, and orders for the payment of money in its behalf.

10.07 Amendments

The Board of Directors shall have the power to alter, amend, or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe, by expressing in the action they take in adopting or amending any bylaw or bylaws, that the bylaw or bylaws so adopted or amended shall not be altered, amended or repealed by the Board of Directors.

10.08 Conflict with Articles of Incorporation or Law; Severability

In the event that any provision of these bylaws conflicts with any provision of the articles of incorporation, the articles of incorporation shall govern. In the event that any of the provisions of these bylaws (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions of the bylaws shall remain enforceable to the fullest extent permitted by law.